UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

Blackbaud, Inc.

 (Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2017 annual meeting of stockholders on June 13, 2017. The results of the matters submitted to a vote of the Company stockholders at the meeting are set forth below.

Proposal 1 - Election of Directors. Stockholders elected three Class A members to the Company’s Board of Directors, each for a three-year term expiring in 2020, as follows:

Member	For	Against	Abstentions	Broker Non-Votes
Timothy Chou	43,938,394	61,138	66,391	1,559,939
Peter J. Kight	43,953,649	45,684	66,590	1,559,939
Joyce M. Nelson	43,944,967	54,570	66,386	1,559,939

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation. Stockholders approved on an advisory basis the 2016 compensation of the Company’s named executive officers as follows:

Votes Cast For	43,738,358
Votes Cast Against	235,731
Abstentions	91,834
Broker Non-Votes	1,559,939

Proposal 3 – Advisory Vote on the Frequency of Holding Future Advisory Votes to Approve Named Executive Officer Compensation. The stockholders approved on an advisory basis to hold future advisory votes regarding the compensation of the Company’s named executive officers on an annual basis. The Company has determined, consistent with the stockholder vote, to hold future advisory votes regarding the compensation of the Company’s named executive officers on an annual basis until the next vote on the frequency of such advisory votes occurs.

Frequency of Advisory Vote on Named Executive Officer Compensation	1 Year	2 Years	3 Years	Abstentions
Votes Cast For	39,234,939	4,367	4,738,853	87,764

Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 as follows:

Votes Cast For	45,271,966
Votes Cast Against	286,742
Abstentions	67,154
Broker Non-Votes	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: June 16, 2017	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer